Exhibit 10.1

Execution Version

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of May 10, 2023, is entered into between Solo Brands, Inc., a Delaware corporation (the “Company”), and certain stockholders of the Company listed on Exhibit A hereto (the “Sellers”).

RECITALS

WHEREAS, the Sellers are the beneficial owners of 18,605,509 shares of the Company’s Class A common stock in aggregate; and

WHEREAS, the Sellers desire to sell, and the Company desires to repurchase, 5,605,509 shares of the Company’s Class A common stock (the “Sellers’ Shares”) on the terms and subject to the conditions set forth herein, in accordance with the allocation set forth on Exhibit A hereto.

AGREEMENT

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

ARTICLE I

CERTAIN DEFINITIONS AND CONSTRUCTION

Section 1.1 Certain Definitions. As used in this Agreement, the following terms have the meanings set forth below:

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person. For the purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, Contract or otherwise.

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks in New York, New York are authorized or required by Law to be closed. Any event the scheduled occurrence of which would fall on a day that is not a Business Day shall be deferred until the next succeeding Business Day.

“Contract” means any written or legally binding oral contract, agreement or other legally binding instrument, including any note, bond, mortgage, deed, indenture, commitment, undertaking, promise, lease, sublease, license, sublicense, purchase order or joint venture or any other enforceable arrangement or agreement to which the applicable Person is a party or by which the applicable Person or any of its properties or assets is bound, in each case as amended, restated, extended, supplemented, waived or otherwise modified in writing to date.

“FINRA” means Financial Industry Regulatory Authority.

“Governmental Body” means any foreign, federal, state, commonwealth, provincial, local or other court, governmental authority, tribunal, commission or regulatory body or self-regulatory body (including any securities exchange), or any political or other subdivision, department, agency or branch of any of the foregoing.

“Law” means any law, statute, treaty, common law, code, ordinance, rule, regulation, or other requirement (including any policy or interpretation having the force of law) enacted, promulgated, or imposed by any Governmental Body.

“Person” means any individual, general or limited partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated organization, joint venture, firm, association or other entity or organization (whether or not a legal entity), including any Governmental Body (or any department, agency, or political subdivision thereof) and shall include, for the avoidance of doubt, any party.

“Proceeding” means any claim, action, demand, suit, proceeding, binding mediation or arbitration, demand, charge, subpoena, complaint or indictment, including before any Governmental Body or authorized arbitrator.

“Underwriters” means BofA Securities, Inc. and Jefferies LLC.

“Underwriting Agreement” means that certain Underwriting Agreement to be entered into between the Sellers, the Company, Solo Stove Holdings, LLC and BofA Securities, Inc. and Jefferies LLC, as representatives of the several underwriters specified in such Underwriting Agreement, if any.

Section 1.2 Additional Definitions.

Agreement	Preamble
Closing	Section 2.2
Closing Date	Section 2.2
Company	Preamble
Order	Section 5.1(a)
Purchase Price	Section 2.1
Sellers	Preamble
Sellers’ Shares	Recitals
Transaction	Section 2.1

Section 1.3 Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

Section 1.4 Construction. Unless the context otherwise requires, as used in this Agreement: (i) “or” is not exclusive; (ii) “including” and its variants mean “including, without limitation” and its variants; (iii) words defined in the singular have the parallel meaning in the plural and vice versa; (iv) references to “written” or “in writing” include in visual electronic form; (v) words of one gender shall be construed to apply to each gender; (vi) the term “Section” refers to the specified Section of this Agreement; (vii) the terms “Dollars” and “$” mean United States Dollars; and (viii) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if”.

ARTICLE II

THE TRANSACTION; THE CLOSING

Section 2.1 The Transaction. On the terms and subject to the conditions set forth herein, at the Closing (as defined below), the Sellers shall sell, and the Company shall repurchase with cash, for a price per Sellers’ Share to be equal to the price per share payable by the Underwriters to the Sellers pursuant to the Underwriting Agreement (the “Purchase Price”), all of Sellers’ Shares in accordance with the allocation set forth on Exhibit A hereto (the “Transaction”). No fractional shares of Class A common stock shall result from the Transaction. In lieu of any fractional shares to which the Company would otherwise be entitled, the number of shares of Class A common stock to be bought upon the Transaction shall be rounded down to the nearest whole share.

Section 2.2 The Closing. Unless otherwise mutually agreed in writing between the Company and the Sellers, the closing of the Transaction (the “Closing”) shall take place at the offices of Latham & Watkins LLP, 1271 Avenue of the Americas, New York, New York 10020, upon the closing of the transactions contemplated by the Underwriting Agreement, or at such other place or through such other means as the parties may agree in writing, subject to satisfaction of the conditions in Article V hereof (the “Closing Date”).

Section 2.3 Deliveries by the Company. At the Closing, the Company shall deliver, or cause to be delivered, to the Sellers the applicable Purchase Price for all of Sellers’ Shares, in accordance with the allocation set forth on Exhibit A hereto, in immediately available funds by wire transfer to one or more bank accounts designated by the Sellers.

Section 2.4 Deliveries by the Sellers. At or prior to the Closing, the Sellers, severally and not jointly, shall deliver, or cause to be delivered, to the Company all of Sellers’ Shares. At the Closing, each Seller shall deliver to the Company a valid U.S. Internal Revenue Service Form W-9 or W-8, as applicable including all relevant attachments (or any such successor form or other applicable form or statement specified by the Treasury Department regulations in lieu thereof).

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties of the Sellers. The Sellers, severally and not jointly, represent and warrant to the Company:

(a) Organization. The Sellers have been duly incorporated or formed, as applicable, and are validly existing as an entity as set forth on Exhibit A in good standing under the laws of the jurisdiction set forth on Exhibit A.

(b) Power and Authority. Except for such consents, approvals, authorizations and orders as may be required under any state securities, blue sky or antifraud laws or FINRA in connection with the purchase of Sellers’ Shares by the Company, all consents, approvals, authorizations and orders necessary for the execution and delivery by the Sellers of this Agreement and for the sale and delivery of Sellers’ Shares to the Company hereunder have been obtained, except for such consents, approvals, authorizations or orders as would not adversely affect in any material respect the Sellers’ ability to perform their respective obligations hereunder; and the Sellers have full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver Sellers’ Shares to be sold by it hereunder; this Agreement has been duly authorized, executed and delivered by the Sellers.

(c) Title to Shares. The Sellers are the sole beneficial owner of the Sellers’ Shares, and has, or will have immediately prior to the Closing Date, good and valid title to Sellers’ Shares, free and clear of all liens, encumbrances, equities or adverse claims. At the Closing, the Sellers’ entire right, title and interest in and to Sellers’ Shares shall be conveyed to the Company.

(d) No Conflict. The execution, delivery and performance by the Sellers of this Agreement and their respective obligations hereunder and the consummation by the Sellers of the Transaction will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Sellers pursuant to, any indenture, mortgage, deed of trust, loan agreement or other material Contract to which the Sellers are a party, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Sellers or (iii) result in the violation of any law or statute or any order, rule or regulation of any court or arbitrator or governmental or regulatory agency having jurisdiction over the Sellers or the property of the Sellers, except in the cases of clauses (i) and (iii), as would not, individually or in the aggregate, adversely affect in any material respect the Sellers’ ability to perform their respective obligations hereunder.

(e) Sophistication of the Sellers. The Sellers have such knowledge, sophistication and experience in financial and business matters that the Sellers is capable of evaluating the merits and risks of entering into this Agreement and consummating the Transaction. The Sellers have or have access to all information that it believes to be necessary, sufficient or appropriate in connection with the Transaction. The Sellers have previously undertaken such independent investigation of the Company as in their respective judgment is appropriate to make an informed decision with respect to the Transaction, and the Sellers have made their respective own decision to consummate the Transaction based on their respective own independent review and consultations with such investment, legal, tax, accounting and other advisers as it has deemed necessary and without reliance on any express or implied representation or warranty of the Company.

(f) No Broker’s Fees or Transactions. Neither the Sellers nor any Affiliate thereof is a party to any contract, agreement or understanding with any Person that would give rise to a valid claim against the Company for an investment banking fee, commission, finder’s fee or like payment in connection with the Transaction. The Sellers have not effected the sale and transfer of the Sellers’ Shares by or through a broker-dealer in any public offering.

(g) No Other Representations or Warranties. The Sellers (or any other Person on behalf of the Sellers) make no other representations and warranties other than those expressly set forth in this Section 3.1.

Section 3.2 Representations and Warranties of the Company. The Company represents and warrants to the Sellers:

(a) Organization. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

(b) Power and Authority. Except for such consents, approvals, authorizations and orders as may be required under any state securities, blue sky or antifraud laws or Financial Industry Regulatory Authority (“FINRA”) in connection with the sale of Sellers’ Shares by the Sellers, all consents, approvals, authorizations and orders necessary for the execution and delivery by the Company of this Agreement and for the purchase of Sellers’ Shares by the Company hereunder have been obtained, except for such consents, approvals, authorizations or orders as would not adversely affect in any material respect the Company’s ability to perform their respective obligations hereunder; and the Company has full right, power and authority to enter into this Agreement and to purchase Sellers’ Shares to be sold by the Sellers to the Company hereunder; this Agreement has been duly authorized, executed and delivered by the Company.

(c) No Conflict. The execution, delivery and performance by the Company of this Agreement and their respective obligations hereunder and the consummation by the Company of the Transaction will not (i) conflict with, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any indenture, mortgage, deed of trust, loan agreement or other material Contract to which the Company is a party, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or (iii) result in the violation of any law or statute or any order, rule or regulation of any court or arbitrator or governmental or regulatory agency having jurisdiction over the Company or the property of the Company, except in the cases of clauses (i) and (iii), as would not, individually or in the aggregate, adversely affect in any material respect the Company’s ability to perform their respective obligations hereunder.

(d) No Broker’s Fees. Neither the Company nor any Affiliate thereof is a party to any contract, agreement or understanding with any Person that would give rise to a valid claim against the Sellers for an investment banking fee, commission, finder’s fee or like payment in connection with the Transaction.

(e) No Other Representations or Warranties. The Company (or any other Person on behalf of the Company) makes no other representations and warranties other than those expressly set forth in this Section 3.2.

ARTICLE IV

COVENANTS

Section 4.1 Further Assurances. The parties agree to use commercially reasonable efforts to execute and deliver, or cause to be executed and delivered, such further instruments or documents or take such other action (including providing instructions to the Company’s transfer agent and registrar or the Depository Trust Company or other custodians of Seller’s Shares) as may be reasonably necessary (or as reasonably requested by another party) to consummate the Transaction.

ARTICLE V

CONDITIONS TO CLOSING; TERMINATION

Section 5.1 Conditions to Each Party’s Obligation to Consummate the Transaction. The respective obligation of each party hereto to consummate the Transaction is subject to the satisfaction or waiver of the following conditions by both parties:

(a) No Injunction. No judgment, injunction, decree or other legal restraint (each, an “Order”) prohibiting the consummation of the Transaction shall have been issued by any Governmental Body and be continuing in effect, there shall be no pending Proceeding commenced by a Governmental Body seeking an Order that would prohibit the Transaction, and the consummation of the Transaction shall not have been prohibited or rendered illegal under any applicable Law.

(b) Execution of the Underwriting Agreement. The consummation of the transactions contemplated by the Underwriting Agreement shall have occurred prior to or simultaneously with the Closing herewith.

Section 5.2 Conditions to the Sellers’ Obligation to Consummate the Transaction. The respective obligations of the Sellers to consummate the Transaction are subject to the satisfaction or waiver of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company set forth in Section 3.2 shall be true and correct in all material respects as of the date hereof and as of the Closing Date as if made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date).

(b) Covenants. Each of the covenants and agreements of the Company contained in this Agreement that are to be performed at or prior to the Closing shall have been duly performed in all material respects.

Section 5.3 Conditions to the Company’s Obligation to Consummate the Transaction. The obligation of the Company to consummate the Transaction is subject to the satisfaction or waiver of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Sellers set forth in Section 3.1 shall be true and correct in all material respects as of the date hereof and as of the Closing Date as if made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date).

(b) Covenants. Each of the covenants and agreements of the Sellers contained in this Agreement that are to be performed at or prior to the Closing shall have been duly performed in all material respects.

Section 5.4 Automatic Termination. Notwithstanding anything contained herein to the contrary, if the Underwriting Agreement is not executed and delivered by the parties hereto within three (3) Business Days of the date hereof, this Agreement shall automatically terminate with no further action required by the parties.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Company shall be given to it at Solo Brands, Inc., 1001 Mustang Dr., Grapevine, TX 76051; Attention: Kent Christensen, with a copy to Latham & Watkins LLP, 1271 Avenue of the Americas, New York, New York 10020 (fax: (212) 751-4864; Attention: Ian Schuman and Adam Gelardi. Notices to Bertram Capital Management, LLC and its affiliates shall be given to it at Bertram Capital Management, LLC, 950 Tower Lane, Suite 1000, Foster City, CA 94404; Attention Kevin Yamashita, with a copy to Perkins Coie LLP, 1900 Sixteenth Street, Suite 1400, Denver, CO 80202, Attention: Nathaniel Ford, Jason Day and Jonathan Schulman. Notices to NB Alternatives Advisers LLC and its affiliates shall be given to it at NB Alternatives Advisers LLC, 325 N. Saint Paul Street, Suite 4900, Dallas, TX 75201, Attention: Tyler Czinege , with a copy to Haynes and Boone, LLP, 2323 Victory Ave., Suite 700, Dallas, TX 75219, Attention: C. Robert Bruner.

Section 6.2 No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of each party and its successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall be construed to confer upon any other Person any legal or equitable rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement. This Agreement may be amended or terminated, and any provision of this Agreement may be waived, in accordance with the terms hereof without the consent of any Person other than the parties.

Section 6.3 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned, delegated or otherwise transferred, in whole or in part, directly or indirectly, by operation of Law or otherwise (including by merger, contribution, spin-off or otherwise), by any of the parties without the prior written consent of the rest of the parties, and any purported assignment or delegation in contravention of this Section 6.3 shall be null and void and of no force and effect.

Section 6.4 Prior Negotiations; Entire Agreement. This Agreement (including the documents and instruments referred to in this Agreement) constitutes the sole and entire agreement of the parties with respect to the subject matter contained herein and therein, and supersede all other prior representations, warranties, understandings and agreements, both written and oral, with respect to such subject matter.

Section 6.5 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a) This Agreement and all matters arising out of or relating to this Agreement or any of the transactions contemplated hereby, including all rights of the parties (whether sounding in contract, tort, common or statutory law, equity or otherwise), shall be interpreted, construed and governed by and in accordance with the internal Laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than those of the State of New York.

(b) Each of the parties (i) consents to submit itself to the exclusive jurisdiction of the courts of the State of New York located in the city and county of New York in any Proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby or if the subject matter jurisdiction over such Proceeding is vested exclusively in the federal courts of the United States of America, the federal courts of the United States of America located in the city and county of New York, (ii) agrees that all claims in respect of any such Proceeding may be heard and determined in any such court, (iii) agrees that it shall not attempt to deny or defeat such jurisdiction by motion or other request for leave from any such court, (iv) agrees not to bring any Proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby (whether in contract, tort, common or statutory law, equity or otherwise) in any other court and (v) agrees that a final, non-appealable judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. Each of the parties waives any defense of inconvenient forum to the maintenance of any Proceeding brought in accordance with this Section 6.5.

(c) EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY (i) CERTIFIES THAT NO REPRESENTATIVE OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.5(c), (iii) UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER AND (iv) MAKES THIS WAIVER VOLUNTARILY.

Section 6.6 Specific Performance. The Sellers, without prejudice to any rights to judicial relief it may otherwise have, shall be entitled to seek equitable relief, including injunction and/or specific performance, in the event of any breach or threatened breach of the provisions of this Agreement. The Company agrees that it will not oppose the granting of such relief on the basis that the Sellers have an adequate remedy at law and that assuming the injunctive relief is obtained the Company will pay any fees that the Sellers may incur in enforcing this Agreement. The Company also agrees that it will not seek and agree to waive any requirement for the securing or posting of a bond in connection with the Company’s seeking or obtaining such relief.

Section 6.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall be deemed to be one and the same agreement or document. A signed copy of this Agreement transmitted by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original executed copy of this Agreement for all purposes.

Section 6.8 Expenses. Each party shall bear its own expenses incurred or to be incurred in connection with the negotiation and execution of this Agreement and the consummation of the Transaction.

Section 6.9 Waivers and Amendments. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions of this Agreement may be waived, only by a written instrument signed by the parties. No delay on the part of any party in exercising any right, power or privilege pursuant to this Agreement shall operate as a waiver thereof, nor shall any waiver of the part of any party of any right, power or privilege pursuant to this Agreement, nor shall any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement. The rights and remedies provided pursuant to this Agreement are cumulative and are not exclusive of any rights or remedies which any party otherwise may have at Law or in equity.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Agreement is executed as of the day and year first above written.

SELLERS:

Bertram Growth Capital III, L.P.

By: Bertram Growth Capital III (GP), L.P., its general partner

By: Bertram Growth Capital III (GPLLC),
L.L.C., its general partner

By:	/s/ Jeffrey M. Drazan
Name:	Jeffrey M. Drazan
Title:	Manager

Bertram Growth Capital III Annex Fund, L.P.

By: Bertram Growth Capital III Annex
Fund (GP), L.P., its general partner

By: Bertram Growth Capital III (GPLLC),
L.L.C., its general partner

By:	/s/ Jeffrey M. Drazan
Name:	Jeffrey M. Drazan
Title:	Manager

Bertram Growth Capital III-A, L.P.

By: Bertram Growth Capital III (GP), L.P., its general partner

By: Bertram Growth Capital III (GPLLC),
L.L.C., its general partner

By:	/s/ Jeffrey M. Drazan
Name:	Jeffrey M. Drazan
Title:	Manager

[Signature Page – Stock Purchase Agreement]

IN WITNESS WHEREOF, this Agreement is executed as of the day and year first above written.

SELLERS:

NB SELECT OPPS II MHF LP

By:	NB Select Opportunities II GP LP
Its:	General Partner

By:	NB Select Opportunities II GP LLC
Its:	General Partner

By:	/s/ Paul Dagget
	Name:	Paul Daggett
	Title:	Authorized Signatory

NB CROSSROADS PRIVATE MARKETS FUND V HOLDINGS LP

By:	NB Crossroads PMF V GP LLC
Its:	General Partner

By:	/s/ Paul Dagget
	Name:	Paul Daggett
	Title:	Authorized Signatory

NB CROSSROADS XXII MC HOLDINGS LP

By:	NB Crossroads Fund XXII GP LLC
Its:	General Partner

By:	/s/ Paul Dagget
	Name:	Paul Daggett
	Title:	Authorized Signatory

NB GEMINI FUND LP

By:	NB Gemini Fund GP LP
Its:	General Partner

By:	NB Gemini Fund GP LLC

[Signature Page – Stock Purchase Agreement]

Its:	General Partner

By:	/s/ Paul Dagget
	Name:	Paul Daggett
	Title:	Authorized Signatory

[Signature Page – Stock Purchase Agreement]

IN WITNESS WHEREOF, this Agreement is executed as of the day and year first above written.

COMPANY:

SOLO BRANDS, INC.

By:	/s/ Kent Christensen
Name: Kent Christensen
Title: General Counsel

[Signature Page – Stock Purchase Agreement]

Exhibit A

Sellers

Sellers	Number of Shares Owned	Number of Shares to be Sold	Jurisdiction
Bertram Growth Capital III-A, L.P.	2,363,116	711,965	Delaware
Bertram Growth Capital III, L.P.	5,395,147	1,625,462	Delaware
Bertram Growth Capital III Annex Fund, L.P.	3,964,365	1,194,393	Delaware
NB Crossroads Private Markets Fund V Holdings LP	344,130	103,680	Delaware
NB Crossroads XXII MC Holdings LP	894,783	269,582	Delaware
NB Select Opps II MHF LP	2,994,049	902,054	Delaware
NB Gemini Fund LP	2,649,919	798,373	Cayman Islands

Total	18,605,509	5,605,509